Exhibit 3.2

CERTIFICATE OF DESIGNATION

OF

SERIES A VOTING PREFERRED STOCK

OF

EMPIRE PETROLEUM CORPORATION

Empire Petroleum Corporation (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), in accordance with the provisions of Section 151 thereof, hereby certifies that the Board of Directors of the Corporation (the “Board”), in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and applicable law, at a meeting duly called and held on August 31, 2021 adopted resolutions creating a series of shares of Preferred Stock of the Corporation with the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, as follows:

RESOLVED that, pursuant to the authority vested in the Board in accordance with the provisions of the Amended and Restated Certificate of Incorporation of Empire Petroleum Corporation, as it may be amended from time to time (“Certificate of Incorporation”), a series of the class of authorized preferred stock, par value $0.001 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.    Designation and Number.

(a)        The shares of such series shall be designated as the Series A Voting Preferred Stock (the “Series A Voting Preferred Stock”). The number of shares initially constituting the Series A Voting Preferred Stock shall be 6 which number may not be increased or decreased by the Board of Directors (whether by issuance, split, reverse split, or any other action or mechanism) without a unanimous vote of the Series A Voting Preferred Stock; provided that such number may not be decreased below the sum of the number of then outstanding shares of Series A Voting Preferred Stock.

(b)        Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 8 below.

Section 2.    Dividends and Distributions.

The Series A Voting Preferred Stock will not be entitled to receive any dividends or distributions of cash or other property except in the case of a Liquidation Event, as set forth below.

Section 3.    Voting and Series A Directors.

(a)        Except to the extent otherwise required by applicable law or as set forth in this Certificate of Designation relating to the Series A Voting Preferred Stock, as it may be amended from time to time (this “Certificate of Designation”), the holders of Series A Voting Preferred

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Stock shall have no voting rights and shall not be entitled to vote on any matters on which any of the Corporation’s other stockholders are entitled to vote but shall be entitled to receive notice of any and all stockholder meetings for a vote of any shares of Common Stock or Preferred Stock (as defined in the Certificate of Incorporation), whether as a whole or in any class, series or other division thereof, in accordance with the Certificate of Incorporation and Bylaws of the Corporation as if Series A Voting Preferred Stock were a holder of such stock.

(b)       The holders of Series A Voting Preferred Stock shall have 1 vote for each share of Series A Voting Preferred Stock held by such stockholder on any matter for which Series A Voting Preferred Stock is entitled to vote. The holders of Series A Voting Preferred Stock shall have the exclusive right, voting separately and as a single class to vote on the election, removal and/or replacement of 3 members of the Board (each a “Series A Director”), and no other Common Stock or Preferred Stock authorized or issued by the Corporation (now or in the future) shall possess or assert any right to vote thereon. Following the issuance of Series A Voting Preferred Stock contemplated by this Certificate of Designation, the approval of the holders of Series A Voting Preferred Stock, voting separately and as a single class, shall be required to authorize any resolution or other action (of any kind or character), including without limitation, an amendment to the Certificate of Incorporation (including this Certificate of Designation), an amendment to the Bylaws, a resolution, or any other action of the Corporation its stockholders, directors, officers or agents (including, without limitation, by any merger, consolidation, combination, reclassification, conversion or otherwise) to issue or modify the number, voting rights or any other rights, privilege, benefit or characteristic of (or secured by) the Series A Voting Preferred Stock, including, without limitation any action to modify the number, structure and/or composition of the Board from that set forth in Section 3(c). Any person appointed or elected to the Board must meet minimum criteria for service on the Board under applicable guidelines of the Corporation, U.S. securities laws and the rules and regulations of the stock exchange on which the Common Stock is then traded, as determined in the reasonable discretion of the Board, and shall follow all applicable policies and procedures of the Corporation.

(c)        For so long as the Series A Voting Preferred Stock is outstanding, the Board shall consist of 6 directors. Three of the directors shall be designated as the Series A Directors to be voted upon as set forth in Section 3(b). The 3 other directors (each, a “Common Director”) shall be elected by the holders of the Common Stock, and/or any Preferred Stock (other than the Series A Voting Preferred Stock) granted the right to vote on Common Directors. Any Series A Director may be removed with or without cause but only by the affirmative vote of the holders of the Series A Voting Preferred Stock voting separately and as a single class. A Series A Director may only be removed by the written consent or affirmative vote of at least a majority of the Series A Voting Preferred Stock. A majority of the Series A Directors will constitute a quorum of the Board for action on any matter on which only the Series A Directors may vote.

(d)        The Board shall annually elect two of its members to serve as co-chairs of the Board (each a “Co-Chairman”). One Co-Chair of the Board shall be elected by and from the Common Directors (the “Common Co-Chairman”), and the other Co-Chairman shall be elected by and from the Series A Directors (the “Series A Co-Chairman”). Any decision to be made by the chair of any meeting of the directors or the shareholders shall be determined by vote of the Co-Chairmen. In the case of any tie vote or deadlock of (1) the Board or (2) the Common Co-

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Chairman and Series A Co-Chairman, the Series A Co-Chairman shall have the deciding, tiebreaking vote.

(e)        The initial Series A Directors shall be as designated by written notice to the Company from a majority-in-interest of the holders of the Series A Voting Preferred Stock and shall serve until their successors are duly elected. Thereafter, the Series A Directors shall be elected at such time or times as the Board shall determine with the consent of a majority of the holders of Series A Preferred Stock. If for any reason a Series A Director shall resign or otherwise be removed, then his or her replacement shall be a person elected by the majority of the remaining Series A Directors, even if they do not constitute a quorum, and shall serve until his or her successor is duly elected at expiration of the term of the removed Series A Director.

(f)         This Certificate of Designation may be amended or altered by majority vote of the entire Board of Directors and unanimous approval by the holders Series A Voting Preferred Stock.

Section 4.    Transfer Restrictions

All shares of the Series A Voting Preferred Stock shall be issued to a single Person, Phil Mulacek (the “Initial Holder”) and shall not be transferred except pursuant to a Permitted Transfer. A “Permitted Transfer” shall be a Transfer of all or part of the Series A Voting Preferred Stock to (a) the first generation lineal descendants (i.e. children) of the Initial Holder, (b) a trust established for the benefit of the Initial Holder or any Permitted Transferee identified in (a), above, (c) the executors, heirs, administrators or assigns by will or intestacy, upon the death of the Initial Holder provided the Series A Voting Preferred Stock may only be inherited by a Permitted Transferee, or (d) a Subsidiary or other Person controlled by the Initial Holder or any Permitted Transferee (which control shall be manifested through the possession of the power to direct or cause the direction of the management and policies of such Person). For clarity, a trust for the benefit of the Initial Holder or any Permitted Transferee shall qualify as a Permitted Transfer if the Initial Holder or a Permitted Transferee is a current beneficiary of such trust, even if the trust has a remainderman or remaindermen that do not qualify as Permitted Transferees as long as such nonqualifying remaindermen do not actually receive or become the beneficiary of the Series A Voting Preferred Stock. The transferring holder (or in the case of (c) above, the executor or other representative of the transferring holder, as the case may be) (the “Transferor”) shall give notice to the Corporation of his/her intention to make any transfer permitted under this Section not less than 10 days prior to effecting such transfer (“Transfer Notice”), which notice shall state the name and address of each Permitted Transferee to whom the Transfer is proposed to be made and the number of shares of Series A Voting Preferred Stock proposed to be transferred to each. As used herein, “Transfer” means the transfer, sale, assignment, hypothecation, pledge or other encumbrance, in any manner or whether or not for consideration, of any or all of the Series A Voting Preferred Stock.

Section 5.    Redemption or Repurchased Shares.

(a)        The Series A Voting Preferred Stock shall not be redeemable at the election of the Corporation or at the election of any holder, except that the Corporation may elect to redeem the Series A Voting Preferred Stock in either of the following circumstances, following the timely provision and expiration of the Corporation’s Notice and Cure, as contemplated by in Section 5(b).

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(1)       At any time that any or all shares of the Series A Voting Preferred Stock are held by anyone other than the Initial Holder or a Permitted Transferee, then (subject to the Corporation’s Notice and Cure requirements) the Corporation shall have the right to redeem or repurchase such shares of Series A Voting Preferred Stock for $1.00 per share of Series A Voting Preferred Stock upon 10 days’ prior written notice to the holders of such shares of the Series A Voting Preferred Stock.

(2)       If at any time the Initial Holder and all Permitted Transferees, combined, collectively own beneficially or of record less than 3,000,000 shares of Common Stock of the Corporation respecting their stock ownership in the Corporation (as adjusted for any split, reverse split, subdivision, combination, reclassification or other similar action with respect to the Common Stock after the date of adoption of this Certificate of Designation but without consideration of options, warrants, conversion rights or similar unexercised rights to acquire Common Stock), then (subject to the Corporation’s Notice and Cure requirements) the Corporation shall have the right to redeem or repurchase all shares of Series A Voting Preferred Stock for $1.00 per share of Series A Voting Preferred Stock upon 10 days’ prior written notice to the holders of the Series A Voting Preferred Stock. Initial Holder (and any Permitted Transferees) shall timely file all reports required the Securities Exchange Act of 1934, as amended, respecting their stock ownership in the Corporation.

(b)       The Corporation shall issue a written notice (the “Notice and Cure”) to the Initial Holder and all transferees (including any Permitted Transferees) not later than 60 days after the Corporation’s receipt of a Transfer Notice stating each basis, with reasonable detail, for Corporation’s contention that the current holder of any Series A Voting Preferred (the “Current Holder”) is not a Permitted Transferee. If the Corporation’s Notice and Cure is not issued within such 60 days, then it shall not be timely and the Corporation shall be deemed to have consented that the Transfer made the subject of the Transfer Notice is a Permitted Transfer. The Corporation’s timely issued Notice and Cure shall provide the Initial Holder, the Current Holder and the proposed transferee a reasonable period of time to cure the proposed non-complying Transfer, which shall not be less than (i) 30 days from receipt of the Corporation’s Notice and Cure or (ii) if action is commenced by the Initial Holder, the Current Holder or the intended transferee within such 30 days of receiving the Corporation’s Notice and Cure to either (A) cure the non-complying Transfer, which action will reasonably require more than 30 days to complete, and/or (B) obtain a binding legal determination from a court of competent jurisdiction that the proposed Transfer is a Permitted Transfer, then for so long as it reasonably takes to pursue the actions in (A) and/or (B) to completion; provided further that if a final legal determination is obtained from a court of competent jurisdiction that the transfer was not a Permitted Transfer, then the Initial Holder, Current Holder and the intended transferee, as appliable, shall be deemed to have a new Notice and Cure period under (i) or (ii)(A), above, measured from the date of determination, to correct such issue.

(c)       Any shares of Series A Voting Preferred Stock redeemed or repurchased by the Corporation shall be retired and canceled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Voting Preferred Stock accordingly.

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Section 6.    Liquidation Event.

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Common Stock, but after any payments or distributions are made on, or set apart for, any of the Corporation’s indebtedness and to holders of Preferred Stock that have senior distribution rights to Series A Voting Preferred Stock (“Senior Stock”), holders of the Series A Voting Preferred Stock shall be entitled to receive an amount per share equal to $1.00 but shall not be entitled to any further payment or other participation in any distribution of the assets of the Corporation.

Section 7.    Conversion.

The shares of Series A Voting Preferred Stock shall not be convertible into shares of Common Stock or any other security of the Corporation.

Section 8.    Definitions.

For the purposes of this Certificate of Designation, the following terms shall have the meanings indicated:

(a)       “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the State of California.

(b)       “Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other legal entity of any nature whatsoever.

(c)       “Permitted Transferee” means any Person that may receive a Permitted Transfer.

(d)       “Subsidiary” of a Person means a corporation, limited liability company, partnership, association or other Person that is directly or indirectly controlled by the first Person. The term “controlled” as used herein means the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities or by contract, agency, or otherwise.

Section 9.   Shareholder Written Consent.

Whenever holders of Series A Voting Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of taking such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed this 8th day of March, 2022 by its President.

/s/   Michael Morrissett

Michael Morrisett, President

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